Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom llp

Four Times Square New York 10036-6522 ________ TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com October 28, 2016

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Eagleline Acquisition Corp.

595 East Lancaster Avenue, Suite 300

Radnor, PA 19087

RE:	Eagleline Acquisition Corp. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Eagleline Acquisition Corp., a Delaware corporation (the “Company”), in connection with the public offering by the Company of (a) up to 17,250,000 units of the Company (including up to 2,250,000 units subject to an over-allotment option) (the “Units”), each such unit consisting of one share of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), and one-half of one warrant of the Company (each whole warrant, a “Warrant”), each Warrant exercisable for the purchase of one share of Class A Common Stock, and (b) all Class A Common Stock and all Warrants to be issued as part of the Units.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)	the registration statement on Form S-1 (File No. 333-214091) of the Company relating to the Units and all Class A Common Stock and all Warrants to be issued as part of the Units filed on October 14, 2016 with the Securities and Exchange Commission (the “Commission”) under the Securities Act (such registration statement being hereinafter referred to as the “Registration Statement”);

Eagleline Acquisition Corp.

October 28, 2016

(b)	the form of the Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into among the Company and Stifel, Nicolaus & Company, Incorporated, FBR Capital Markets & Co. and Stephens, Inc., as representatives of the several Underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Units, filed as Exhibit 1.1 to the Registration Statement;

(c)	an executed copy of a certificate of Joseph Fox, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(d)	a copy of the Company’s Certificate of Incorporation certified by the Secretary of State of the State of Delaware as of October 26, 2016, and certified pursuant to the Secretary’s Certificate;

(e)	the form of the Company’s Amended and Restated Certificate of Incorporation, to be in effect immediately prior to the consummation of the offering of the Units and filed as Exhibit 3.2 to the Registration Statement;

(f)	a copy of the Company’s bylaws, as amended and in effect as of the date hereof and certified pursuant to the Secretary’s Certificate;

(g)	a copy of certain resolutions of the Board of Directors of the Company, adopted on August 16, 2016, September 22, 2016, October 13, 2016, October 18, 2016 and October 19, 2016, certified pursuant to the Secretary’s Certificate;

(h)	a certificate, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Company’s existence and good standing in the State of Delaware (the “Delaware Certificate”);

(i)	the form of Warrant certificate, filed as Exhibit 4.3 to the Registration Statement;

(j)	the form of Unit certificate, filed as Exhibit 4.1 to the Registration Statement; and

(k)	the form of Warrant Agreement proposed to be entered into by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), filed as Exhibit 4.4 to the Registration Statement.

Eagleline Acquisition Corp.

October 28, 2016

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Underwriting Agreement.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that Continental Stock Transfer & Trust Company, as warrant agent, had the power, corporate or other, to enter into and perform all obligations under the Warrant Agreement and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by Continental Stock Transfer & Trust Company of the Warrant Agreement and the validity and binding effect thereof on Continental Stock Transfer & Trust Company. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including those in the Secretary’s Certificate and the factual representations and warranties set forth in the Underwriting Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the State of New York, (ii) the General Corporation Law of the State of Delaware (the “DGCL”) and (iii), to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

When (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Amended and Restated Certificate of Incorporation has been filed with the Secretary of State of the State of Delaware and has become effective:

Eagleline Acquisition Corp.

October 28, 2016

1.          The Units will be duly authorized by all requisite corporate action on the part of the Company under the DGCL, and, when delivered in accordance with the Underwriting Agreement upon payment of the agreed upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

2.          The shares of Class A Common Stock included in the Units will be duly authorized by all requisite corporate action on the part of the Company under the DGCL, and, when the Units are delivered in accordance with the Underwriting Agreement upon payment of the agreed upon consideration therefor, will be validly issued, fully paid and nonassessable.

3.          The Warrants issued under the Warrant Agreement that are included in the Units will be duly authorized by all requisite corporate action on the part of the Company under the DGCL, and, when the Units are delivered in accordance with the Underwriting Agreement upon payment of the agreed upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a) the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the agreements described herein or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c) we do not express any opinion with respect to the enforceability of any provision contained in the Warrant Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(d) we do not express any opinion with respect to the enforceability of any provision of the Warrant Agreement to the extent that such section purports to bind the Company to the exclusive jurisdiction of any particular federal court or courts;

Eagleline Acquisition Corp.

October 28, 2016

(e) we call to your attention that irrespective of the agreement of the parties to the Warrant Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to the Warrant Agreement; and

(f) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

In addition, in rendering the foregoing opinions we have assumed that:

(a)          neither the execution and delivery by the Company of the Warrant Agreement nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Units: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (i) with respect to those agreements or instruments which are listed in Part II of the Registration Statement), (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined-on Law); and

(b)          neither the execution and delivery by the Company of the Warrant Agreement nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Units, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction (except that we do not make the assumption set forth in this clause (b) with respect to the Opined-on Law).

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations under the Securities Act.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP